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                                                                   EXHIBIT 10.38

                                AMENDMENT NO. 1

                           Dated as of March 7, 1997

                                      to


                                LEASE AGREEMENT

                         Dated as of February 14, 1995

                                    between

                    Flatirons Funding, Limited Partnership,

                                                            as Lessor

                                      and

                         Electronic Arts Redwood, Inc.,

                                                            as Lessee



     This Amendment has been manually executed in 8 counterparts, numbered consecutively from 1 through 8, of which this is No. 3. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Amendment may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.
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          Amendment No. 1 dated as of March 7, 1997 to Lease Agreement
("Amendment No. 1"), dated as of February 14, 1995, between Flatirons Funding, Limited Partnership, a Delaware limited partnership ("Lessor"), and Electronic Arts Redwood, Inc., a Delaware corporation ("Lessee"), amending the Lease Agreement referred to below.

          WHEREAS, Owner and Agent have heretofore entered into a Lease Agreement, dated as of February 14, 1995 (the "Lease Agreement"); and

          WHEREAS, Owner and Agent wish to amend the Lease Agreement as hereinafter provided;

          NOW, THEREFORE, Owner and Agent hereby agree that the Lease Agreement is amended as follows:

          1. Section 1 of the Lease Agreement is amended by deleting the second sentence of the term "Assignee" and replacing it with the following:

     "For purposes of paragraph (h) of Section 2, clauses (i), (iv) and (v) of paragraph (f) of Section 10 and Section 11 hereof and subsection 9.6 and 12 of the Agreement for Lease, the term "Assignee" shall include any lender to the Lessor or other Person providing credit support to the Lessor pursuant to a Credit Agreement."

          2. Subparagraph (iv) of paragraph (a) of Section 3 of the Lease Agreement is hereby deleted and restated in its entirety as follows:

     "(iv) with respect to any Property acquired and built pursuant to the Agreement for Lease, Substantial Completion (as defined in the Agreement for Lease) or the Designated Effective Date (as defined in the Agreement for Lease) shall have occurred; and".

          3. Section 3 of the Lease Agreement is amended by adding the following as new paragraph (g) thereof:

     "(g) In the event the Lessee failed to achieve Substantial Completion prior to the Designated Effective Date with respect to any Parcel of Property acquired and built pursuant to the Agreement for Lease, the Lessee may deliver to the Lessor thereafter, but prior to Substantial Completion (as defined in the Agreement for Lease) of such Parcel, Interim Advance Certificates (as defined in the Agreement for Lease) and thereafter a Certificate of Substantial Completion (as defined in the Agreement for Lease) pursuant to the Agreement for Lease setting forth the actual amount expended by the Lessee for items included in the Unit Budget (as defined in the Agreement for Lease) with respect to such Parcel while it is subject to the Agreement for Lease. If the conditions set forth in the Agreement for Lease for Interim Advances (as defined in the Agreement for Lease) or a Final Advance (as defined in the Agreement for Lease) are satisfied, in the applicable case, the Lessee and the Lessor shall execute within seven (7) days of receipt of each

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     such Interim Advance Certificate or Certificate of Substantial Completion
     from the Lessee a revised AFL Unit Leasing Record to amend the Adjusted Acquisition Cost for such Parcel to reflect the increase in the Acquisition Cost."

          4. Section 12 of the Lease Agreement is amended by revising the last sentence of paragraph (a) thereof to read, in its entirety, as follows:

     "At the time a Parcel of Property or Unit of Equipment is sold pursuant to this Section 12, such Parcel or Unit shall be in compliance with all Legal Requirements, shall not be subject to any Permitted Contest or any Lien and, in the case of a Parcel which had been subject to the Agreement for Lease, Substantial Completion (as defined in the Agreement for Lease) shall be required to have occurred."

          5. Section 18 of the Lease Agreement is amended by adding the following as new paragraph (l) thereof:

     "(l) With respect to a Parcel of Property for which Substantial Completion has not yet been effected, the construction of such Parcel of Property for which Substantial Completion has not yet been effected proceeds or is made in a manner other than as provided in this Lease or the Agreement for Lease and the Lessee fails to correct such nonconformance in a reasonably prompt and satisfactory fashion after notice and demand by the Lessor, or the Lessee shall fail to correct promptly any structural defect in such Parcel of Property upon demand of the Lessor or the Agent shall default in the performance of the covenants contained in Section 2, Section 9 or Section 10 of the Agreement for Lease in respect of any such Parcel of Property after the expiration of any grace period applicable thereto in the Agreement for Lease."

          6. Section 23 of the Lease Agreement is amended to delete the name "Martin J. McInerney" and to replace it with the name "Gerard Haugh".

          7. This Amendment No. 1 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.

          8. This Amendment No. 1 shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

          9. Except as provided herein, all provisions, terms and conditions of the Lease Agreement shall remain in full force and effect. As amended hereby, the Lease Agreement is ratified and confirmed in all respects.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
1 to be duly executed as of the date first above written.


                          Flatirons Funding, Limited Partnership
                           By Flatirons Capital, Inc.,
                            its General Partner



                          By: /S/ Jean M. Tomaselli
                              ---------------------
                            Name: Jean M. Tomaselli
                            Title: Vice Prisident and Assistant Secretary



                          Electronic Arts Redwood, Inc.



                          By: /s/ James F. Healey
                              -------------------
                            Name: James F. Healey
                            Title: President